EXHIBIT 21

LIST OF SUBSIDIARIES

Subsidiaries of Ashland Inc. (“Ashland”) at September 30, 2024, included the companies listed below.

Company	Jurisdiction of Incorporation
565 Corporation	Delaware
Ash GH One Inc.	Delaware
Ash GH Switzerland GmbH	Switzerland
Ash Global Holdings Two B.V.	Netherlands
ASH GP INC.	Delaware
Ash Junior Global Holding One LLC	Delaware
Ash Junior Global Holding Two LLC	Delaware
Ash Swiss Holding Two GmbH	Switzerland
Ashland (Australasia) Pty. Limited	Australia
Ashland (China) Holdings Co., Ltd.	China, Peoples Republic of
Ashland (Gibraltar) One Holding, Inc.	Delaware
Ashland (Thailand) Co., Ltd	Thailand
Ashland Argentina S.R.L.	Argentina
Ashland Canada Corp./Corporation Ashland Canada	Province of Nova Scotia
Ashland Canada Holdings B.V.	Netherlands
Ashland Chemical De Mexico S.A. De C.V.	Mexico
Ashland Chemical Trading (Shanghai) Company Limited	China, Peoples Republic of
Ashland Chemicals (Nanjing) Company Limited	China, Peoples Republic of
Ashland Colombia S.A.S.	Colombia
Ashland Comercio de Especialidades Quimicas do Brasil Ltda.	Brazil
Ashland CZ s.r.o.	Czech Republic
Ashland Eastern Markets LLC	Russian Federation
Ashland Ethanol, Inc.	Delaware
Ashland Inc.	Delaware
Ashland India Private Limited	India
Ashland Industria de Ingredientes do Brasil Ltda.	Brazil
Ashland Industries Deutschland GmbH	Germany
Ashland Industries Europe GmbH	Switzerland
Ashland Industries France SAS	France
Ashland Industries Italia S.r.l.	Italy
Ashland Industries Nederland B.V.	Netherlands
Ashland Ingredients Poland Sp. z.o.o.	Poland
Ashland International Receivables DAC	Ireland
Ashland Italia S.r.l.	Italy
Ashland Japan Ltd.	Japan
Ashland Licensing and Intellectual Property LLC	Delaware
Ashland Nigeria Exploration Unlimited	Nigeria

Company	Jurisdiction of Incorporation
Ashland Oil (Nigeria) Company Unlimited	Nigeria
Ashland Oil, Inc.	Kentucky
Ashland Services B.V.	Netherlands
Ashland Singapore Pte. Ltd.	Singapore
Ashland Spain Real Estate Holdings, S.L.	Spain
Ashland Specialties Austria GmbH	Austria
Ashland Specialties Belgium BVBA	Belgium
Ashland Specialties Deutschland GmbH	Germany
Ashland Specialties France S.a.r.l.	France
Ashland Specialties Hispania S.L.	Spain
Ashland Specialties Ireland Limited	Ireland
Ashland Specialties (Shanghai) Co. Ltd	China, Peoples Republic of
Ashland Specialties Sverige AB	Sweden
Ashland Specialties UK Limited	United Kingdom
Ashland Specialty Chemical (Singapore) PTE LTD	Singapore
Ashland Specialty Chemicals Commerce Limited	Turkey
Ashland Specialty Chemical Korea Co., Ltd.	Korea, Republic of
Ashland Specialty Chemicals (Malaysia) SDN BHD	Malaysia
Ashland Specialty Ingredients G.P.	Delaware
Ashmont Insurance Company, Inc.	Vermont
Ashprop Two LLC	Delaware
Avoca LLC	North Carolina
Belleville Realty Corp.	Delaware
Blazer Properties LLC	Delaware
Bluegrass Insurance Company Limited	Bermuda
CLTA LLC	Delaware
Curtis Bay Insurance Co. Ltd	Bermuda
CVG Capital III LLC	Delaware
East Bay Realty Services, Inc.	Delaware
FJR, Inc.	Georgia
Hercofina	Delaware
Hercules Holding BVBA	Belgium
Hercules Hydrocarbon Holdings, Inc.	Delaware
Hercules International Limited, LLC	Delaware
Hercules Investment ApS	Denmark
Hercules Investments Netherlands B.V.	Netherlands
Hercules Islands Corporation	Virgin Islands (US)
Hercules LLC	Delaware
Hercules Paper Holdings, Inc.	Delaware
International Specialty Holdings LLC	Delaware
International Specialty Products (India) Private Limited	India
International Specialty Products Funding Corporation	Delaware
International Specialty Products Inc.	Delaware

Company	Jurisdiction of Incorporation
ISP Alginates Inc.	Delaware
ISP Capital LLC	Delaware
ISP Chemco LLC	Delaware
ISP Chemical Products LLC	Delaware
ISP Chemicals LLC	Delaware
ISP Environmental Services Inc.	Delaware
ISP France Holding SARL	France
ISP France Marketing SARL	France
ISP Freetown Fine Chemicals Inc.	Delaware
ISP Freight Services N.V.	Belgium
ISP Global Technologies Deutschland Unterstutzungskasse GmbH	Germany
ISP Global Technologies Inc.	Delaware
ISP Global Technologies LLC	Delaware
ISP Holdings (U.K.) Ltd.	United Kingdom
ISP International Corp.	Delaware
ISP Investments LLC	Delaware
ISP Lima LLC	Delaware
ISP Management Company, Inc.	Delaware
ISP Microcaps (U.K.) Limited	United Kingdom
ISP Pharma Systems LLC	Delaware
ISP Real Estate Company, Inc.	Delaware
ISP Singapore Holding LLC	Delaware
ISP Technologies Inc.	Delaware
ISP Technologies LLC	Delaware
Pakistan Gum Industries (Private) Limited	Pakistan
Progiven S.A.S.	France
PT. Ashland Specialty Chemicals Indonesia	Indonesia
Shanghai Ashland Chemical Technology Development Co., Ltd.	China, Peoples Republic of
St Croix Petrochemical Corp	Virgin Islands (US)
Taiwan Ashland Co., Ltd.	Taiwan
Tamaulipas Property Holdings S. de R.L. de C.V.	Mexico
Techwax Limited	United Kingdom
Tri-State Growth Capital Fund I, L.P.	Delaware
WSP LLC	Delaware